SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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FOR IMMEDIATE RELEASE

WALTER HEWLETT COMMENTS ON HISTORIC PUBLIC DECLARATIONS
AGAINST MERGER

Palo Alto, CA, March 17, 2002 — Walter B. Hewlett, on behalf of The William R. Hewlett Revocable Trust and its trustees, today made the following statement regarding the public opposition to the merger of Hewlett-Packard (NYSE: HWP) with Compaq (NYSE: CPQ):

We continue to be gratified by the public statements made by investors who are against this merger. Whether counting by shares or by number of stockholders, the level of publicly announced opposition to the Compaq merger is historic and unprecedented.

We believe this level of opposition exists because so many HP stockholders have realized that the merger will cause a massive issuance of HP shares, a 35% reduction in HP stockholders’ interest in Imaging and Printing, a profitable and growing business, and will cost HP an unprecedentedly high-price. And for what? To make a double down bet on commodity computing.

•	To date, over 55% of the registered holders (excluding the Hewlett and the Packard interests) have already voted AGAINST the merger on the GREEN proxy card. This includes a very significant number of HP employees, retirees and long-term holders of HP stock. This majority demonstrates widespread opposition to the proposed merger.

•	The fact that over 20 major institutions have publicly declared their intent to vote AGAINST the merger is not only rare but is indicative of the depth of opposition to the transaction.

•	Customers have also indicated in significant numbers their concern about an HP/Compaq merger. Even in HP’s own surveys this level of concern is substantial.

For mergers to succeed they need broad support. Ask yourself: If this transaction is opposed by so many stockholders, employees and customers, how can it be the right strategic path for HP’s future? Stockholders who have not yet voted or have voted for the merger should act now and vote AGAINST.

HP is run by its Board of Directors and management but at the end of the day, HP is not owned by the fiduciaries that act for HP stockholders, but rather by the stockholders themselves. Regarding a matter of such crucial importance as what kind of company HP will be, this is a decision the HP stockholders will themselves decide. More and more stockholders are deciding that they do not want HP to be a weakened manufacturer of low margin computers, and are telling the board publicly that they will not vote for this merger.

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We would like to thank all of those who have to date announced that they are voting AGAINST the transaction. These institutions who have disclosed their intent include Banc of America Capital Management, Brandes Investment Partners, The California Public Employees’ Retirement System, The California State Teachers’ Retirement System, Dreman Value Management, Fifth Third Asset Management, Loomis Sayles, Matrix Asset Advisors, The New York State Common Retirement System Fund, The New York State Teachers Retirement System, Northstar Asset Management, The Ohio Public Employees’ Retirement System, The Ontario Teachers Pension Plan, Parnassus Investments, The Public Employees’ Retirement Association of Colorado, Robert E. Torray & Co., The State of Michigan Retirement Systems, Safeco Asset Management, Victory Capital Management and Wells Fargo.

HP has spent and continues to spend what we estimate to be in the neighborhood of $150 million of HP stockholders’ money on a campaign to sell the proposed merger. This is what we believe to be the most EVER spent by any company in any contested merger vote. This includes a last-ditch effort of a costly mailgram to stockholders that follows at least eight HP mailings, which together have cost an estimated $50 million of the total $150 million. In the past months, HP has employed an unprecedented barrage of millions of dollars of advertising in newspapers and magazines, on the Internet, and even billboards in New York’s Times Square, all of this in an effort to sell a transaction that the market has continued to oppose. What a waste of stockholders’ money for a $25 billion mistake.

Last minute voting instructions. If your shares are held by a bank or broker and you have not yet voted or have voted FOR and want to change your mind, fax your GREEN proxy (or a WHITE one voting AGAINST) to 631-254-7622, attention: VOTE PROCESSING.

Remember, if you already voted a WHITE proxy for the merger and wish to change your vote – you have every legal right to do so. Fax your GREEN proxy (or a WHITE one voting AGAINST) to 631-254-7622, attention: VOTE PROCESSING.

If you are a registered stockholder holding your shares directly or a participant in HP’s Employee Stock Purchase Plan (ESPP) fax your GREEN proxy to MacKenzie Partners at 212-929-0308.

If you recently received a proxy mailgram from HP management, you can use that proxy mailgram to vote AGAINST the proposed merger. Simply mark the box AGAINST and follow the directions.

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If at any time, you have any questions or require assistance, simply call 800-322-2885 to be connected to a professional voting consultant. They will be available 24 hours a day until the polls close at the special meeting.

For additional information, visit our website at www.votenohpcompaq.com

FORWARD-LOOKING STATEMENTS

The views expressed in this release contain judgments, which are subjective in nature and in certain cases forward-looking in nature. This release also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature, involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this release does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.

ADDITIONAL IMPORTANT INFORMATION

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the “Filing Persons”) filed a definitive proxy statement with the Securities and Exchange Commission relating to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing persons’ definitive proxy statement and any other soliciting materials relating to the Filing Persons’ solicitation on the Securities and Exchange Commission’s website at www.sec.gov, on the Filing Persons’ website at www.votenohpcompaq.com, or by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.

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Media:
Joele Frank/Todd Glass
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449